                                                                   EXHIBIT 12.1

                 KENT ELECTRONICS CORPORATION AND SUBSIDIARIES

        STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                     (DOLLARS IN THOUSANDS, EXCEPT RATIO)

                                                                         THIRTEEN WEEKS
                                       FISCAL YEARS ENDED                     ENDED
                         ---------------------------------------------- -----------------
                         APRIL 3, APRIL 2, APRIL 1, MARCH 30, MARCH 29, JUNE 29, JUNE 28,
                           1993     1994     1995     1996     1997(1)    1996     1997
                         -------- -------- -------- --------- --------- -------- --------
Earnings before income
 taxes.................. $12,632  $15,902  $23,511   $49,095   $45,100  $15,556  $14,497
Add fixed charges.......     719      783    1,085     1,857     2,363      568      329
                         -------  -------  -------   -------   -------  -------  -------
Earnings as adjusted.... $13,351  $16,685  $24,596   $50,952   $47,463  $16,124  $14,826
                         =======  =======  =======   =======   =======  =======  =======
Fixed charges:
  Interest expense...... $    79  $   156  $   340   $   898   $ 1,192  $   304  $     7
  Interest portion of
   rental expense(2)....     640      627      745       959     1,171      264      322
                         -------  -------  -------   -------   -------  -------  -------
Total fixed charges..... $   719  $   783  $ 1,085   $ 1,857   $ 2,363  $   568  $   329
                         =======  =======  =======   =======   =======  =======  =======
Ratio of earnings to
 fixed charges..........   18.6x    21.3x    22.7x     27.4x     20.1x    28.4x    45.1x
                         =======  =======  =======   =======   =======  =======  =======
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(1) Includes non-recurring merger and integration charges of $5.5 million, pre-tax, in fiscal year ended March 29, 1997. Exclusive of such charges, the ratio of earnings to fixed charges for fiscal year ended March 29,
    1997 was 22.4x.
(2) The interest factor of rental expense is estimated at one-third of total rental expense, which the Company believes to be a reasonable approximation.